UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

_____________________________

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 20, 2011, UMH Properties, Inc. (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several other underwriters named on Schedule 1 thereto, to issue and sell 1,200,000 shares of the Company’s 8.25% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, par value $0.10 per share (the “Series A Preferred Stock”), in an underwritten public offering.  In addition, the Company granted the underwriters a 30-day over-allotment option to purchase up to an additional 180,000 shares of the Company’s Series A Preferred Stock.  On May 25, 2011, the underwriters exercised their over-allotment option with respect to 138,800 additional shares.  As a result, a total of 1,338,800 shares of Series A Preferred Stock will be sold by the Company in the offering for total net proceeds, after deducting the underwriting discount and other estimated offering expenses, of approximately $32.2 million.  The closing of the offering is expected to occur on or about May 26, 2011, subject to satisfaction of customary closing conditions.  The Company intends to use the net proceeds from the offering to purchase additional properties in the ordinary course of business and for other general corporate purposes, including the possible repayment of indebtedness.

The shares of Series A Preferred Stock are being offered and sold pursuant to the Company’s prospectus supplement dated May 20, 2011 (the “Prospectus Supplement”) which supplements the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3 (File No. 333-171338), filed with the SEC on December 21, 2010, and declared effective on January 20, 2011 (the “Registration Statement”). The Series A Preferred Stock is described in the Company’s Registration Statement and the Prospectus Supplement.

The Company operates in conjunction with, and is affiliated with, Monmouth Real Estate Investment Corporation ("MREIC").  MREIC purchased 200,000 shares of Series A Preferred Stock in the offering.  Such shares were purchased by MREIC at the same price as other investors in the offering.

The foregoing summary of the terms of the underwriting agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder.  A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

Increase in Authorized Shares

On May 25, 2011, the Company executed and filed with the Department of Assessments and Taxation of the State of Maryland (the “Maryland Department”) an amendment (the “Articles of Amendment”) to the Company’s Articles of Incorporation (the “Articles”) to increase the Company’s authorized shares of Common Stock by 9,380,000 shares.  As a result of this amendment, the Company’s total authorized shares were increased from 23,000,000 shares (classified as 20,000,000 shares of Common Stock and 3,000,000 shares of excess stock, par value $0.10 per share (“Excess Stock”)) to 32,380,000 shares (classified as 29,380,000 shares of Common Stock and 3,000,000 shares of Excess Stock).  The foregoing description of the Articles of Amendment is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Articles Supplementary - Series A Preferred Stock

On May 26, 2011, in connection with the public offering of the Series A Preferred Stock, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland Department reclassifying and designating 1,380,000 shares of the Company’s authorized and unissued shares of Common Stock as shares of Series A Preferred Stock.  The reclassification decreased the number of shares classified as Common Stock from 29,380,000 shares immediately prior to the reclassification (taking into account the Articles of Amendment described above) to 28,000,000 shares immediately after the reclassification.

As set forth in the Articles Supplementary, which establishes the rights and preferences of the Series A Preferred Stock, the Series A Preferred Stock ranks senior to the Company’s Common Stock.  Holders of Series A Preferred Stock, when and as authorized by the board of directors of the Company and declared by the Company, are entitled to cumulative cash dividends at the rate of 8.25% per annum of the $25.00 per share liquidation preference per share, equivalent to $2.0625 per annum per share.  Dividends are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2011.

Holders of Series A Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment (whether or not declared), in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.  The Series A Preferred Stock ranks, as to dividend rights and rights upon liquidation, dissolution or winding up, senior to our common stock and equal to any equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank equal, as to liquidation rights, to the Series A Preferred Stock. The terms of the Series A Preferred Stock do not limit our ability to issue additional equity securities that are equal in rank with, or junior to, the Series A Preferred Stock.

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time.   The Series A Preferred Stock is not subject to any sinking fund.

Shares of Series A Preferred Stock are not redeemable by the Company before May 26, 2016, except pursuant to provisions relating to preservation of the Company’s qualification as a real estate investment trust or as  described in the next sentence upon the occurrence of a Delisting Event or a Change of Control (each as defined below).    Upon the occurrence of a Delisting Event or a Change of Control, we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole but not in part and within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

On and after May 26, 2016, the Series A Preferred Stock will be redeemable at our option for cash, in whole or, from time to time, in part, at a price per share equal to $25.00, plus all accrued and unpaid dividends (whether or not declared), if any, to, but not including, the redemption date, on each share of Series A Preferred Stock to be redeemed.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, the Company provides notice of its election to redeem the Series A Preferred Stock) to convert all or part of the Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Common Stock per share of Series A Preferred Stock to be converted equal to the lesser of: (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in this sum) by (ii) the Common Share Price (as defined below) and (b) 4.9020, or the Share Cap, subject to certain adjustments and subject, in each case, to provisions for the receipt of alternative consideration as described in the Articles Supplementary.

A “Delisting Event” occurs when both (i) the Series A Preferred Stock is not listed on the NYSE, the NYSE Amex or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE Amex or NASDAQ and (ii) the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, but any shares of Series A Preferred Stock are outstanding.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of the Company’s stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●
following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE Amex or NASDAQ.

A “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, will be a business day occurring within 20 to 35 days following the date on which the Company provides the required notice of the occurrence of a Delisting Event or Change of Control to the holders of Series A Preferred Stock.

The “Common Share Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is solely cash, the amount of cash consideration per share of Common Stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is other than solely cash, the average of the closing price per share of the Company’s Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.  The “Common Share Price” for any Delisting Event will be the average of the closing price per share of the Company’s Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Notwithstanding any other provision of our Series A Preferred Stock, no holder of our Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the restrictions on ownership and transfer of our stock contained in our charter.

Except as provided above in connection with a Delisting Event or a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

If dividends on any outstanding shares of Series A Preferred Stock have not been paid for six or more quarterly periods (whether or not declared or consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other series of preferred stock ranking equal to the Series A Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred and are exercisable) will be entitled to vote in the election of two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid or declared and set aside for payment.   In addition, we may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend, alter or repeal or otherwise change any provision of our charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Series A Preferred Stock, voting together as a single class with the holders of all other similarly-affected series of preferred stock ranking equal to the Series A Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred.   Holders of the Series A Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remain outstanding with the terms thereof unchanged in all material respects or are exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity. Furthermore, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the last date prior to the first public announcement of an event described in the preceding sentence or the $25.00 liquidation preference per share of Series A Preferred Stock, plus accrued and unpaid dividends to, but not including, the date of such event, pursuant to the occurrence of any of the events described in the preceding sentence, then such holders will not have any voting rights with respect to the events described in the preceding sentence.

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to filed such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Stock.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above with respect to the Articles of Amendment and the Articles Supplementary is incorporated by reference in this Item 5.03 in its entirety.

Item 7.01 FD Disclosure.

The Company issued a press release concerning the pricing of the offering of the Series A Preferred Stock on May 20, 2011.  This press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated as of May 20, 2011 by and between UMH Properties, Inc. and J.P. Morgan Securities LLC, as representative of the several other underwriters named on Schedule 1 thereto.

3.1	Articles of Amendment dated May 25, 2011.

3.2	Articles Supplementary dated May 26, 2011.

5.1	Opinion of Stroock & Stroock & Lavan LLP

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

99.1	Press Release dated May 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
		Name:	Anna T. Chew
		Title:	Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement dated as of May 20, 2011 by and between UMH Properties, Inc. and J.P. Morgan Securities LLC, as representative of the several other underwriters named on Schedule 1 thereto.

3.1	Articles of Amendment dated May 25, 2011.

3.2	Articles Supplementary dated May 26, 2011.

5.1	Opinion of Stroock & Stroock & Lavan LLP

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

99.1	Press Release dated May 20, 2011.